As filed with the Securities and Exchange Commission on August 28, 2020

Investment Company Act File No. 811-10631

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM N-1A

REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940	☒
Amendment No. 23	☒
(Check appropriate box or boxes)

MASTER INSTITUTIONAL MONEY MARKET LLC

(Exact Name of Registrant as Specified in Charter)

60 State Street

Boston, Massachusetts 02109

(Address of Principal Executive Office)

(800) 626-1960

(Registrant’ s Telephone Number, Including Area Code)

John M. Perlowski

Master Institutional Money Market LLC

55 East 52nd Street

New York, New York 10055

(Name and Address of Agent for Service)

Copies to:

John A. MacKinnon, Esq. Sidley Austin LLP 787 Seventh Avenue New York, New York 10019	Janey Ahn, Esq. BlackRock Advisors, LLC 55 East 52nd Street New York, New York 10055

EXPLANATORY NOTE

This Registration Statement has been filed by Master Institutional Money Market LLC (the “Master LLC”) pursuant to Section 8(b) of the Investment Company Act of 1940, as amended (the “Investment Company Act”). However, interests in the Registrant are not being registered under the Securities Act of 1933, as amended (the “1933 Act”), because such interests will be issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(a)(2) of the 1933 Act. Investments in the Registrant may be made only by a limited number of institutional investors, including investment companies, common or commingled trust funds, group trusts and certain other “accredited investors” within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any interests in the Registrant.

This Registration Statement has been prepared as a single document consisting of Parts A, B and C, none of which is to be used or distributed as a stand alone document.

The Master LLC is part of a master-feeder structure (as described below). Part A of this Registration Statement should be read in conjunction with Post-Effective Amendment No. 66 of the Registration Statement on Form N-1A (Securities Act File No. 33-14190 and Investment Company Act File No. 811-05149) of Funds For Institutions Series (the “Trust”), as filed with the Securities and Exchange Commission (the “Commission”) on August 25, 2020, and as may be amended from time to time, that relates to and includes the prospectus and statement of additional information of BlackRock Treasury Strategies Institutional Fund (“Treasury Strategies Institutional Fund”) (the “Trust Registration Statement”). Part A of the Trust Registration Statement includes the prospectus of Treasury Strategies Institutional Fund.

The Master LLC consists of one series — Master Treasury Strategies Institutional Portfolio (the “Portfolio”).

The Trust consists of one series — Treasury Strategies Institutional Fund, which invests all of its assets in the Portfolio. Treasury Strategies Institutional Fund and any other feeder fund that may invest in the Master LLC are referred to herein as “Feeder Funds.”

Currently, Treasury Strategies Institutional Fund is the only feeder fund that invests in the Portfolio and the Master LLC.

To the extent that information concerning the Portfolio and/or the Master LLC is incorporated by reference and the Trust has filed, pursuant to Rule 497 under the 1933 Act, a supplement to Treasury Strategies Institutional Fund’s prospectus or statement of additional information that supplements such incorporated information, then the supplemented information contained in such Rule 497 filing is also incorporated herein by reference.

PART A

August 28, 2020

MASTER INSTITUTIONAL MONEY MARKET LLC

Responses to Items 1, 2, 3, 4 and 13 have been omitted pursuant to Paragraph 2(b) of Instruction B of the general instructions to Form N-1A.

Item 5.	Management.

The Portfolio’s investment manager is BlackRock Advisors, LLC (“BlackRock” or the “Manager”).

Item 6.	Purchase and Sales of Master LLC Interests.

Interests in the Master LLC are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(a)(2) of the 1933 Act. Investments in the Master LLC may only be made by a limited number of institutional investors, including investment companies, common or commingled trust funds, group trusts, and certain other “accredited investors” within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the 1933 Act.

There is no minimum initial or subsequent investment in the Portfolio. However, because the Portfolio intends to be as fully invested at all times as is reasonably consistent with its investment objective and policies in order to enhance the return on its assets, investments by Treasury Strategies Institutional Fund must be made in Federal funds (i.e., monies credited to the account of the Master LLC’s custodian bank by a Federal Reserve Bank).

The Master LLC may reject any investment from any Feeder Fund or reject any investment order and suspend and resume the sale of any interest of the Portfolio at any time for any reason.

On July 29, 2020, the Board of Trustees of the Trust, on behalf of Treasury Strategies Institutional Fund, approved a proposal to liquidate and terminate Treasury Strategies Institutional Fund and terminate the Trust subject to a Plan of Liquidation and Termination. The Plan of Liquidation and Termination will be presented to the shareholders of Treasury Strategies Institutional Fund and must be approved by the requisite number of shares of Treasury Strategies Institutional Fund before a liquidation and termination of Treasury Strategies Institutional Fund and termination of the Trust can occur. Should shareholders of Treasury Strategies Institutional Fund vote to approve the liquidation and termination of Treasury Strategies Institutional Fund, the Board of Directors of the Master LLC has approved the termination of the Portfolio and the Master LLC following the liquidation date of Treasury Strategies Institutional Fund.

A special meeting of shareholders of Treasury Strategies Institutional Fund to consider the Plan of Liquidation and Termination is expected to be held on October 23, 2020. The record date for the special meeting is August 27, 2020. If approved by shareholders of Treasury Strategies Institutional Fund, the liquidation date for Treasury Strategies Institutional Fund, the Portfolio and the Master LLC is expected to be on or around October 27, 2020.

Item 7.	Tax Information.

The Portfolio has one Feeder Fund and is disregarded as an entity separate from its Feeder Fund for U.S. federal income tax purposes. If the Portfolio has more than one Feeder Fund (either (i) directly or (ii) indirectly through an entity that is disregarded for U.S. federal income tax purposes), then the Portfolio will be a partnership for U.S. federal income tax purposes. Whether the Portfolio is a partnership or disregarded as a separate entity, it will generally not be subject to U.S. federal income tax.

Item 8.	Financial Intermediary Compensation.

Not applicable.

Item 9.	Investment Objective, Principal Investment Strategies, Related Risks and Disclosure of Portfolio Holdings.

(a) Investment Objective.

The investment objective of the Portfolio is to seek current income as is consistent with liquidity and stability of principal.

(b) Implementation of Investment Objectives.

The Portfolio is a government money market fund managed pursuant to Rule 2a-7 under the Investment Company Act.

•	The Portfolio seeks to maintain a net asset value (“NAV”) of $1.00 per interest.

•

The Portfolio will maintain a dollar-weighted average maturity of 60 days or less and a dollar-weighted average life of 120 days or less. The “dollar-weighted average maturity” of the Portfolio is the average amount of time until the organizations that issued the debt securities in the Portfolio’s portfolio must pay off the principal amount of the debt. “Dollar-weighted” means the larger the dollar value of a debt security in the Portfolio, the more weight it gets in calculating this average. To calculate the dollar-weighted average maturity, the Portfolio may treat a variable or floating rate security as having a maturity equal to the time remaining to the security’s next interest rate reset date rather than the security’s actual maturity. “Dollar-weighted average life” of the Portfolio’s portfolio is calculated without reference to the exceptions used in calculating the dollar-weighted average maturity for variable or floating rate securities regarding the use of interest rate reset dates.

•

Pursuant to Rule 2a-7, the Portfolio is subject to a “general liquidity requirement” that requires that the Portfolio hold securities that are sufficiently liquid to meet reasonably foreseeable interestholder redemptions in light of its obligations under Section 22(e) of the Investment Company Act regarding interest redemptions and any commitments the Portfolio has made to interestholders. To comply with this general liquidity requirement, BlackRock must consider factors that could affect the Portfolio’s liquidity needs, including characteristics of the Portfolio’s investors and their likely redemptions. Depending upon the volatility of its cash flows (particularly interestholder redemptions), this may require the Portfolio to maintain greater liquidity than would be required by the daily and weekly minimum liquidity requirements discussed below.

•

The Portfolio will not acquire any illiquid securities (i.e., securities that cannot be sold or disposed of in the ordinary course of business within seven days at approximately the value ascribed to them by the Portfolio) if, immediately following such purchase, more than 5% of the Portfolio’s total assets are invested in illiquid securities. The Portfolio will not acquire any security other than a daily liquid asset unless, immediately following such purchase, at least 10% of its total assets would be invested in daily liquid assets, and the Portfolio will not acquire any security other than a weekly liquid asset unless, immediately following such purchase, at least 30% of its total assets would be invested in weekly liquid assets. “Daily liquid assets” include (i) cash; (ii) direct obligations of the U.S. Government; (iii) securities that will mature, as determined without reference to the maturity shortening provisions of Rule 2a-7 regarding interest rate readjustments, or are subject to a demand feature that is exercisable and payable within one business day; and (iv) amounts receivable and due unconditionally within one business day on pending sales of portfolio securities. “Weekly liquid assets” include (i) and (ii) above as well as (iii) U.S. Government securities issued by a person controlled or supervised by and acting as an instrumentality of the U.S. Government pursuant to authority granted by the U.S. Congress, that are issued at a discount to the principal amount to be repaid at maturity without provision for the payment of interest and have a remaining maturity of 60 days or less; (iv) securities that will mature, as determined without reference to the maturity shortening provisions of Rule 2a-7 regarding interest rate readjustments, or are subject to a demand feature that is exercisable and payable within five business days; and (v) amounts receivable and due unconditionally within five business days on pending sales of portfolio securities.

•

The Portfolio will purchase securities (or issuers of such securities) that are “Eligible Securities” that present minimal credit risk as determined by BlackRock pursuant to guidelines approved by the Board of Directors of the Master LLC (the “Board”). Applicable “Eligible Securities” include: (i) securities with a remaining maturity of 397 calendar days or less (with certain exceptions) that BlackRock determines present minimal credit risks to the Portfolio after considering certain factors; (ii) securities issued by other registered investment companies that are money market funds; or (iii) securities issued or guaranteed as to principal or interest by the U.S. Government or any of its agencies or instrumentalities.

Outlined below are the principal strategies the Portfolio uses in seeking to achieve its investment objective:

The Portfolio will invest 100% of its total assets in cash, U.S. Treasury bills, notes and other obligations of the U.S. Treasury, and repurchase agreements with the Federal Reserve Bank of New York secured by U.S. Treasury obligations. The Portfolio invests in securities maturing in 397 days or less (with certain exceptions) and the portfolio will have a dollar-weighted average maturity of 60 days or less and a dollar-weighted average life of 120 days or less. The Portfolio may invest in variable or floating rate instruments, and transact in securities on a when-issued, delayed delivery or forward commitment basis.

The Portfolio will invest, under normal circumstances, at least 80% of its net assets, plus the amount of any borrowings for investment purposes, in U.S. Treasury bills, notes and other obligations of the U.S. Treasury, and repurchase agreements with the Federal Reserve Bank of New York secured by U.S. Treasury obligations. This policy is a non-fundamental policy of the Portfolio and the Portfolio will not change the policy without providing interestholders with at least 60 days’ prior notice of any change in the policy.

Portfolio management varies the kinds of U.S. Treasury securities held in the Portfolio’s portfolio, as well as the Portfolio’s average maturity. Portfolio management decides which securities to buy and sell, as well as whether to enter into repurchase agreements, based on its assessment of their relative values and future interest rates.

Due to the Portfolio’s size, the Portfolio is not eligible to participate in repurchase agreements with the Federal Reserve Bank of New York at this time. As a result, therefore, the Portfolio does not currently intend to invest in repurchase agreements.

The securities in which the Portfolio may invest include:

•

Repurchase Agreements — Repurchase agreements are transactions in which the Portfolio purchases a class of securities with the obligation to resell the securities shortly thereafter at a specified price which reflects interest payable to the Portfolio. The Portfolio may engage in repurchase agreements only with the Federal Reserve Bank of New York secured by U.S. Treasury obligations.

Due to the Portfolio’s size, the Portfolio is not eligible to participate in repurchase agreements with the Federal Reserve Bank of New York at this time. As a result, therefore, the Portfolio does not currently intend to invest in repurchase agreements.

•

U.S. Treasury Obligations — Obligations that are direct obligations of the U.S. Treasury. These also include Treasury Receipts where the principal and interest components are traded separately under the Separate Trading of Registered Interest and Principal of Securities (“STRIPS”) Program.

•	Variable and Floating Rate Instruments — Instruments that provide for adjustments in the interest rate on certain reset dates (variable) or whenever a specified interest rate index changes (floating).

•

When-Issued and Delayed Settlement Transactions — The purchase or sale of securities on a when-issued basis, on a delayed delivery basis or through a forward commitment involves the purchase or sale of securities by the Portfolio at an established price with payment and delivery taking place in the future. The Portfolio enters into these transactions to obtain what is considered an advantageous price to the Portfolio at the time of entering into the transaction.

Other Strategies. In addition to the principal strategies discussed above, the Portfolio may also invest or engage in the following investments/strategies.

•	Affiliated Money Market Funds — The Portfolio may invest uninvested cash balances in affiliated money market funds.

•	Borrowing — The Portfolio may borrow only to meet redemptions.

•	Illiquid Investments — The Portfolio may invest up to 5% of its total assets in illiquid securities that it cannot sell within seven days at approximately current value.

•

Securities Lending — The Portfolio may lend securities with a value up to 33 1/3% of its total assets to financial institutions that provide cash or securities issued or guaranteed by the U.S. Government as collateral.

(c) Risks.

Risk is inherent in all investing. Interestholders could lose money by investing in the Portfolio. Although the Portfolio seeks to preserve the value of an investment at $1.00 per interest, it cannot guarantee it will do so. An investment in the Portfolio is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. The Portfolio’s sponsor has no legal obligation to provide financial support to the Portfolio, and interestholders should not expect that the sponsor will provide financial support to the Portfolio at any time. The following is a description of certain risks of investing in the Portfolio. The order of the below risk factors does not indicate the significance of any particular risk factor.

Set forth below are the principal risks of investing in the Portfolio.

•

Credit Risk — Credit risk refers to the possibility that the issuer of a debt security (i.e., the borrower) will not be able to make payments of interest and principal when due. Changes in an issuer’s credit rating or the market’s perception of an issuer’s creditworthiness may also affect the value of the Portfolio’s investment in that issuer. The degree of credit risk depends on both the financial condition of the issuer and the terms of the obligation.

•	Income Risk — The Portfolio’s yield will vary as the short-term securities in its portfolio mature and the proceeds are reinvested in securities with different interest rates.

•

Interest Rate Risk — Interest rate risk is the risk that the value of a debt security may fall when interest rates rise. In general, the market price of debt securities with longer maturities will go up or down more in response to changes in interest rates than the market price of shorter-term securities. Due to fluctuations in interest rates, the market value of such securities may vary during the period interestholders own interests of the Portfolio.

•

Market Risk and Selection Risk — Market risk is the risk that one or more markets in which the Portfolio invests will go down in value, including the possibility that the markets will go down sharply and unpredictably. The value of a security or other asset may decline due to changes in general market conditions, economic trends or events that are not specifically related to the issuer of the security or other asset, or factors that affect a particular issuer or issuers, exchange, country, group of countries, region, market, industry, group of industries, sector or asset class. Local, regional or global events such as war, acts of terrorism, the spread of infectious illness or other public health issues like pandemics or epidemics, recessions, or other events could have a significant impact on the Portfolio and its investments. Selection risk is the risk that the securities selected by Portfolio management will underperform the markets, the relevant indices or the securities selected by other funds with similar investment objectives and investment strategies. This means you may lose money.

A recent outbreak of an infectious coronavirus has developed into a global pandemic that has resulted in numerous disruptions in the market and has had significant economic impact leaving general concern and uncertainty. Because the Portfolio invests in short-term instruments these events have caused some instruments to have declining yields, which may impair the results of the Portfolio if these conditions persisted. The impact of this coronavirus, and other epidemics and pandemics that may arise in the future, could affect the economies of many nations, individual companies and the market in general ways that cannot necessarily be foreseen at the present time.

•

Repurchase Agreements Risk — If the other party to a repurchase agreement defaults on its obligation under the agreement, the Portfolio may suffer delays and incur costs or lose money in exercising its rights under the agreement. If the seller fails to repurchase the security and the market value of the security declines, the Portfolio may lose money.

•

Stable Net Asset Value Risk — The Portfolio may not be able to maintain a stable NAV of $1.00 per interest at all times. If the Portfolio fails to maintain a stable NAV (or if there is a perceived threat of such a failure), the Portfolio, along with other money market funds, could be subject to increased redemption activity.

•

Treasury Obligations Risk — Direct obligations of the U.S. Treasury have historically involved little risk of loss of principal if held to maturity. However, due to fluctuations in interest rates, the market value of such securities may vary during the period interestholders own interests in the Portfolio.

•

U.S. Government Obligations Risk — Not all U.S. Government securities are backed by the full faith and credit of the United States. Obligations of certain agencies, authorities, instrumentalities and sponsored enterprises of the U.S. Government are backed by the full faith and credit of the United States (e.g., the Government National Mortgage Association); other obligations are backed by the right of the issuer to borrow from the U.S. Treasury (e.g., the Federal Home Loan Banks) and others are supported by the discretionary authority of the U.S. Government to purchase an agency’s obligations. Still others are backed only by the credit of the agency, authority, instrumentality or sponsored enterprise issuing the obligation. No assurance can be given that the U.S. Government would provide financial support to any of these entities if it is not obligated to do so by law.

•

Variable and Floating Rate Instrument Risk — Variable and floating rate securities provide for periodic adjustment in the interest rate paid on the securities. These securities may be subject to greater illiquidity risk than other fixed income securities, meaning the absence of an active market for these securities could make it difficult for the Portfolio to dispose of them at any given time.

•

When-Issued and Delayed Delivery Securities and Forward Commitments Risk — When-issued and delayed delivery securities and forward commitments involve the risk that the security the Portfolio buys will lose value prior to its delivery. There also is the risk that the security will not be issued or that the other party to the transaction will not meet its obligation. If this occurs, the Portfolio may lose both the investment opportunity for the assets it set aside to pay for the security and any gain in the security’s price.

The Portfolio may also be subject to certain other non-principal risks associated with its investments and investment strategies, including:

•

Borrowing Risk — Borrowing may exaggerate changes in the NAV of Portfolio interests and in the return on the Portfolio’s portfolio. Borrowing will cost the Portfolio interest expense and other fees. The costs of borrowing may reduce the Portfolio’s return. Borrowing may cause the Portfolio to liquidate positions when it may not be advantageous to do so to satisfy its obligations.

•

Cyber Security Risk — Failures or breaches of the electronic systems of the Portfolio, the Portfolio’s adviser, distributor, and other service providers, or the issuers of securities in which the Portfolio invests have the ability to cause disruptions and negatively impact the Portfolio’s business operations, potentially resulting in financial losses to the Portfolio and its interestholders. While the Portfolio has established business continuity plans and risk management systems seeking to address system breaches or failures, there are inherent limitations in such plans and systems. Furthermore, the Portfolio cannot control the cyber security plans and systems of the Portfolio’s service providers or issuers of securities in which the Portfolio invests.

•

Expense Risk — Portfolio expenses are subject to a variety of factors, including fluctuations in the Portfolio’s net assets. Accordingly, actual expenses may be greater or less than those indicated. For example, to the extent that the Portfolio’s net assets decrease due to market declines or redemptions, the Portfolio’s expenses will increase as a percentage of Portfolio net assets. During periods of high market volatility, these increases in the Portfolio’s expense ratio could be significant.

•

Illiquid Investments Risk — The Portfolio’s illiquid investments may reduce the returns of the Portfolio because it may be difficult to sell the illiquid investments at an advantageous time or price. The Portfolio may be unable to pay redemption proceeds within the time period stated in this prospectus because of unusual market conditions, an unusually high volume of redemption requests, or other reasons.

•

Investment in Other Investment Companies Risk — As with other investments, investments in other investment companies, including exchange-traded funds, are subject to market and selection risk. In addition, if the Portfolio acquires shares of investment companies, including ones affiliated with the Portfolio, interestholders bear both their proportionate share of expenses in the Portfolio (including management and advisory fees) and, indirectly, the expenses of the investment companies (to the extent not offset by BlackRock through waivers to the Portfolio’s management fees). To the extent the Portfolio is held by an affiliated fund, the ability of the Portfolio itself to hold other investment companies may be limited.

•

Securities Lending Risk — Securities lending involves the risk that the borrower may fail to return the securities in a timely manner or at all. As a result, the Portfolio may lose money and there may be a delay in recovering the loaned securities. The Portfolio could also lose money if it does not recover the securities and/or the value of the collateral falls, including the value of investments made with cash collateral. These events could trigger adverse tax consequences for the Feeder Fund.

(d) Portfolio Holdings.

For a discussion of the Master LLC’s policies and procedures regarding the selective disclosure of its portfolio holdings, please see Part B of this Registration Statement.

Item 10.	Management, Organization and Capital Structure.

(a)(1) Manager.

BlackRock, 100 Bellevue Parkway, Wilmington, Delaware 19809, manages the investments of the Portfolio and its business operations subject to the oversight of the Board. While the Manager is ultimately responsible for the management of the Portfolio, it is able to draw upon the research and expertise of its asset management affiliates for portfolio decisions and management with respect to certain portfolio securities. The Manager is an indirect, wholly-owned subsidiary of BlackRock, Inc.

The Manager was organized in 1994 to perform advisory services for investment companies. The Manager and its affiliates had approximately $7.317 trillion in investment company and other portfolio assets under management as of June 30, 2020.

The Manager is responsible for the day-to-day management of the Portfolio’s portfolio. The Manager has the responsibility for making all investment decisions for the Portfolio.

The Master LLC, on behalf of the Portfolio, has entered into a management agreement (the “Management Agreement”) pursuant to which the Manager receives a fee, based on the Portfolio’s average daily net assets, at the annual rate of 0.05% (as a percentage of the average daily net assets of the Portfolio).

For the fiscal year ended April 30, 2020, the Manager received a management fee, net of any applicable waivers and/or reimbursements, at the annual rate of 0.05% of the Portfolio’s average daily net assets.

BlackRock has voluntarily agreed to waive a portion of its management fees and/or administration fees, as applicable, and/or reimburse operating expenses to enable the Portfolio to maintain a minimum level of daily net investment income. BlackRock may discontinue this voluntary waiver and/or reimbursement at any time without notice.

Effective August 17, 2020, BlackRock has voluntarily agreed to waive or reimburse all operating expenses of the Portfolio, including all management fees, administration fees and miscellaneous other expenses (excluding dividend expense, interest expense and acquired fund fees and expenses), as applicable. BlackRock may discontinue this voluntary waiver and/or reimbursement at any time without notice.

Pursuant to the Management Agreement, the Manager may from time to time, in its sole discretion to the extent permitted by applicable law, appoint one or more sub-advisers, including, without limitation, affiliates of BlackRock, Inc., to perform investment advisory services with respect to the Portfolio. In addition, the Manager may delegate certain of its investment advisory functions under the Management Agreement to one or more of its affiliates to the extent permitted by applicable law. The Manager may terminate any or all sub-advisers or such delegation arrangements in its sole discretion at any time to the extent permitted by applicable law.

A discussion of the basis for the Board’s approval of the Management Agreement is included in the Master LLC’s semi-annual report for the fiscal period ended October 31, 2019.

From time to time, a manager, analyst, or other employee of BlackRock or its affiliates may express views regarding a particular asset class, company, security, industry, or market sector. The views expressed by any such person are the views of only that individual as of the time expressed and do not necessarily represent the views of BlackRock or any other person within the BlackRock organization. Any such views are subject to change at any time based upon market or other conditions and BlackRock disclaims any responsibility to update such views. These views may not be relied on as investment advice and, because investment decisions for the Portfolio are based on numerous factors, may not be relied on as an indication of trading intent on behalf of the Portfolio.

Legal Proceedings. On May 27, 2014, certain investors in the BlackRock Global Allocation Fund, Inc. (“Global Allocation”) and the BlackRock Equity Dividend Fund (“Equity Dividend”) filed a consolidated complaint in the United States District Court for the District of New Jersey against BlackRock Advisors, LLC, BlackRock Investment Management, LLC and BlackRock International Limited (collectively, the “Defendants”) under the caption In re BlackRock Mutual Funds Advisory Fee Litigation. In the lawsuit, which purports to be brought derivatively on behalf of Global Allocation and Equity Dividend, the plaintiffs allege that the Defendants violated Section 36(b) of the Investment Company Act by receiving allegedly excessive investment advisory fees from Global Allocation and Equity Dividend. On June 13, 2018, the court granted in part and denied in part the Defendants’ motion for summary judgment. On July 25, 2018, the plaintiffs served a pleading that supplemented the time period of their alleged damages to run through the date of trial. The lawsuit seeks, among other things, to recover on behalf of Global Allocation and Equity Dividend all allegedly excessive advisory fees received by the Defendants beginning twelve months preceding the start of the lawsuit with respect to each of Global Allocation and Equity Dividend and ending on the date of judgment, along with purported lost investment returns on those amounts, plus interest. The trial on the remaining issues was completed on August 29, 2018. On February 8, 2019, the court issued an order dismissing the claims in their entirety. On March 8, 2019, the plaintiffs provided notice that they were appealing both the February 8, 2019 post-trial order and the June 13, 2018 order partially granting Defendants’ motion for summary judgment. On May 28, 2020, the appellate court affirmed the trial court’s orders. On June 26, 2020, the plaintiffs petitioned the appeals court for a rehearing, which was denied on July 9, 2020. The Defendants continue to believe the claims in the lawsuit are without merit.

Conflicts of Interest

The investment activities of BlackRock and its affiliates (including BlackRock, Inc. and its subsidiaries (collectively, the “Affiliates”)), and their respective directors, officers or employees, in the management of, or their interest in, their own accounts and other accounts they manage, may present conflicts of interest that could disadvantage the Portfolio and its interestholders.

BlackRock and its Affiliates provide investment management services to other funds and discretionary managed accounts that may follow investment programs similar to that of the Portfolio. BlackRock and its Affiliates are involved worldwide with a broad spectrum of financial services and asset management activities and may engage in the ordinary course of business in activities in which their interests or the interests of their clients may conflict with those of the Portfolio. BlackRock or one or more Affiliates act or may act as an investor, research provider, investment manager, commodity pool operator, commodity trading advisor, financier, underwriter, adviser, trader, lender, index provider, agent and/or principal, and have other direct and indirect interests in securities, currencies, commodities, derivatives and other instruments in which the Portfolio may directly or indirectly invest. The Portfolio may invest in securities of, or engage in other transactions with, companies with which an Affiliate has significant debt or equity investments or other interests. The Portfolio may also invest in issuances (such as structured notes) by entities for which an Affiliate provides and is compensated for cash management services relating to the proceeds from the sale of such issuances. The Portfolio also may invest in securities of, or engage in other transactions with, companies for which an Affiliate provides or may in the future provide research coverage. An Affiliate may have business relationships with, and purchase, or distribute or sell services or products from or to, distributors, consultants or others who recommend the Portfolio or who engage in transactions with or for the Portfolio, and may receive compensation for such services. BlackRock or one or more Affiliates may engage in proprietary trading and advise accounts and funds that have investment objectives similar to those of the Portfolio and/or that engage in and compete for transactions in the same types of securities, currencies and other instruments as the Portfolio. This may include transactions in securities issued by other open-end and closed-end investment companies (which may include investment companies that are affiliated with the Portfolio and BlackRock, to the extent permitted under the Investment Company Act). The trading activities of BlackRock and these Affiliates are carried out without reference to positions held directly or indirectly by the Portfolio and may result in BlackRock or an Affiliate having positions in certain securities that are senior or junior to, or have interests different from or adverse to, the securities that are owned by the Portfolio.

Neither BlackRock nor any Affiliate is under any obligation to share any investment opportunity, idea or strategy with the Portfolio. As a result, an Affiliate may compete with the Portfolio for appropriate investment opportunities. The results of the Portfolio’s investment activities, therefore, may differ from those of an Affiliate and of other accounts managed by BlackRock or an Affiliate, and it is possible that the Portfolio could sustain losses during periods in which one or more Affiliates and other accounts achieve profits on their trading for proprietary or other accounts. The opposite result is also possible.

In addition, the Portfolio may, from time to time, enter into transactions in which BlackRock or an Affiliate or their directors, officers or employees or other clients have an adverse interest. Furthermore, transactions undertaken by clients advised or managed by BlackRock or its Affiliates may adversely impact the Portfolio. Transactions by one or more clients or BlackRock or its Affiliates or their directors, officers or employees, may have the effect of diluting or otherwise disadvantaging the values, prices or investment strategies of the Portfolio. The Portfolio’s activities may be limited because of regulatory restrictions applicable to BlackRock or one or more Affiliates and/or their internal policies designed to comply with such restrictions.

Under a securities lending program approved by the Board, the Master LLC, on behalf of the Portfolio, has retained BlackRock Investment Management, LLC, an Affiliate of BlackRock, to serve as the securities lending agent for the Portfolio to the extent that the Portfolio participates in the securities lending program. For these services, the securities lending agent will receive a fee from the Portfolio, including a fee based on the returns earned on the Portfolio’s investment of the cash received as collateral for the loaned securities. In addition, one or more Affiliates may be among the entities to which the Portfolio may lend its portfolio securities under the securities lending program.

The activities of BlackRock and its Affiliates and their respective directors, officers or employees, may give rise to other conflicts of interest that could disadvantage the Portfolio and its interestholders. BlackRock has adopted policies and procedures designed to address these potential conflicts of interest. See Part B of this Registration Statement for further information.

Anti-Money Laundering Requirements

The Portfolio is subject to the USA PATRIOT Act (the “Patriot Act”). The Patriot Act is intended to prevent the use of the U.S. financial system in furtherance of money laundering, terrorism or other illicit activities. Pursuant to requirements under the Patriot Act, the Portfolio is required to obtain sufficient information from interestholders to enable it to form a reasonable belief that it knows the true identity of its interestholders. This information will be used to verify the identity of investors or, in some cases, the status of financial intermediaries. Such information may be verified using third-party sources. This information will be used only for compliance with the Patriot Act or other applicable laws, regulations and rules in connection with money laundering, terrorism or economic sanctions.

The Portfolio reserves the right to reject purchase orders from persons who have not submitted information sufficient to allow the Portfolio to verify their identity. The Portfolio also reserves the right to redeem any amounts in the Portfolio from persons whose identity it is unable to verify on a timely basis. It is the Portfolio’s policy to cooperate fully with appropriate regulators in any investigations conducted with respect to potential money laundering, terrorism or other illicit activities.

BlackRock Privacy Principles

BlackRock is committed to maintaining the privacy of its current and former fund investors and individual clients (collectively, “Clients”) and to safeguarding their non-public personal information. The following information is provided to help you understand what personal information BlackRock collects, how we protect that information and why in certain cases we share such information with select parties.

If you are located in a jurisdiction where specific laws, rules or regulations require BlackRock to provide you with additional or different privacy-related rights beyond what is set forth below, then BlackRock will comply with those specific laws, rules or regulations.

BlackRock obtains or verifies personal non-public information from and about you from different sources, including the following: (i) information we receive from you or, if applicable, your financial intermediary, on applications, forms or other documents; (ii) information about your transactions with us, our affiliates, or others; (iii) information we receive from a consumer reporting agency; and (iv) from visits to our website.

BlackRock does not sell or disclose to non-affiliated third parties any non-public personal information about its Clients, except as permitted by law, or as is necessary to respond to regulatory requests or to service Client accounts. These non-affiliated third parties are required to protect the confidentiality and security of this information and to use it only for its intended purpose.

We may share information with our affiliates to service your account or to provide you with information about other BlackRock products or services that may be of interest to you. In addition, BlackRock restricts access to non-public personal information about its Clients to those BlackRock employees with a legitimate business need for the information. BlackRock maintains physical, electronic and procedural safeguards that are designed to protect the non-public personal information of its Clients, including procedures relating to the proper storage and disposal of such information.

(a)(2) Portfolio Manager.

Not applicable.

(b) Capital Stock.

Investors in the Master LLC have no preemptive or conversion rights, and interests in the Master LLC are fully paid and non-assessable. The Master LLC has no current intention to hold annual meetings of investors, except to the extent required by the Investment Company Act, but will hold special meetings of investors when, in the judgment of the Directors of the Master LLC, it is necessary or desirable to submit matters for an investor vote. Upon liquidation of the Portfolio, Feeder Funds would be entitled to their pro rata share of the assets of the Portfolio that are available for distribution.

Smaller Feeder Funds may be harmed by the actions of larger Feeder Funds. For example, a larger Feeder Fund could have more voting power than a smaller Feeder Fund over the operations of the Portfolio. A Feeder Fund may withdraw from the Portfolio at any time and may invest all of its assets in another pooled investment vehicle or retain an investment adviser to manage the Feeder Fund’s assets directly. Each Feeder Fund is entitled to a vote in proportion to its investment in the Portfolio. Each Feeder Fund generally will participate in the earnings, dividends and assets of the Portfolio in accordance with its pro rata interest in the Portfolio.

Investments in the Master LLC may not be transferred except with the prior written consent of all the Directors and all remaining interest holders. A Feeder Fund may withdraw all or any portion of its investment in the Portfolio at NAV on any day on which both the New York Stock Exchange (the “Exchange”) and the Federal Reserve banks are open and the bond market is open for trading, subject to certain exceptions. For more information about the ability of a Feeder Fund to withdraw all or any portion of its investment in the Portfolio, please see Item 11 herein.

Item 11.	Interestholder Information.

(a) Pricing of Interests in the Master LLC.

The amortized cost method is used in calculating the Portfolio’s NAV, meaning that the calculation is based on a valuation of the assets held by the Portfolio at cost, with adjustments for any discounts or premiums on a security at the time of purchase. The NAV of the Portfolio is the offering price. Interests are also redeemed at their NAV. The NAV per interest for purposes of pricing orders for both the purchase and the redemption of Portfolio interests is determined daily on days that both the Exchange and the Federal Reserve are open for business, and the bond markets are open for trading (“business day”). For calendar years 2020-2021, the only scheduled days on which the Exchange is open and the Federal Reserve banks are closed are October 12, 2020 (Columbus Day), November 11, 2020 (Veterans Day), October 11, 2021 (Columbus Day) and November 11, 2021 (Veterans Day). The only scheduled days on which the Federal Reserve banks are open and the Exchange is closed are April 10, 2020 (Good Friday) and April 2, 2021 (Good Friday). On any business day that the Exchange does not close early and/or the Securities Industry and Financial Markets Association (“SIFMA”) does not recommend that the securities markets close early, NAV is determined as of 5:00 p.m. (Eastern time). On any day the Exchange closes early and/or SIFMA recommends an early close, the time for determination of NAV of the Portfolio will be 15 minutes following the time that the Portfolio determines, in its discretion, to cease accepting orders for purchases and redemptions of interests.1

The Portfolio reserves the right to advance the time for accepting purchase or redemption orders for same business day credit on any day when the Exchange, bond markets (as recommended by SIFMA) or the Federal Reserve banks close early1, trading on the Exchange is restricted, an emergency arises or as otherwise permitted by the Commission.

[1]

For calendar years 2020-2021, SIFMA currently recommends an early close for the bond markets on the following dates: April 9, May 22, July 2, November 27, December 24 and December 31, 2020 and April 2, May 28, July 2, November 26, December 23 and December 31, 2021. For calendar years 2020-2021, the Exchange will close early on November 27 and December 24, 2020 and November 26, 2021.

In addition, the Board may, for any business day, decide to change the time as of which the Portfolio’s NAV is calculated in response to new developments such as altered trading hours, or as otherwise permitted by the Commission.

In the event the Exchange does not open for business because of an emergency or other unanticipated event, the Portfolio may, but is not required to, open for purchase or redemption transactions if the Federal Reserve wire payment system is open. To learn whether the Portfolio is open for business during an emergency or an unanticipated Exchange closing, please call (800) 225-1576.

Expenses, including the fee payable to the Manager, are accrued daily. Each investor in the Portfolio may add to or reduce its investment in the Portfolio on every business day. The value of each investor’s interest in the Portfolio will be determined by multiplying the NAV of the Portfolio by the percentage, effective for that day, that represents the investor’s share of the aggregate interests in the Portfolio. Any additions or withdrawals to be effected on that day will then be effected. The investor’s percentage of the aggregate interests in the Portfolio will then be recomputed as the percentage equal to the fraction (i) the numerator of which is the value of such investor’s investment in the Portfolio as of the time of determination on such day plus or minus, as the case may be, the amount of any additions to or withdrawals from the investor’s investment in the Portfolio effected on such day, and (ii) the denominator of which is the aggregate NAV of the Portfolio as of such time on such day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Portfolio by all investors in the Portfolio. The percentage so determined will then be applied to determine the value of the investor’s interest in the Portfolio on the next determination of NAV of the Portfolio.

(b) Purchase of Interests in the Master LLC.

Interests in the Master LLC are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(a)(2) of the 1933 Act. Investments in the Master LLC may only be made by a limited number of institutional investors, including investment companies, common or commingled trust funds, group trusts, and certain other “accredited investors” within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the 1933 Act.

There is no minimum initial or subsequent investment in the Portfolio. However, because the Portfolio intends to be as fully invested at all times as is reasonably consistent with its investment objective and policies in order to enhance the return on its assets, investments by a Feeder Fund must be made in Federal funds (i.e., monies credited to the account of the Master LLC’s custodian bank by a Federal Reserve Bank).

The Master LLC may reject any investment from any Feeder Fund or reject any investment order and suspend and resume the sale of any interest of the Portfolio at any time for any reason.

(c) Redemption of Interests in the Master LLC.

A Feeder Fund may withdraw all or any portion of its investment in the Portfolio on any business day at the NAV next determined after a withdrawal request in proper form is furnished by the investor to the Master LLC. When a request is received in proper form, the Master LLC will redeem a Feeder Fund’s interests at the next determined NAV. The Master LLC will typically make payment for all interests redeemed on the day of receipt by the Master LLC of a redemption request in proper form, but in any event, within seven days, except as provided by the rules of the Commission. The right of a Feeder Fund to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period in which the Exchange is closed (other than weekends or holidays) or trading on the Exchange is restricted, or, to the extent otherwise permitted by the Investment Company Act, if an emergency exists. Investments in the Master LLC may not be transferred without the prior written consent of all Directors of the Master LLC and all remaining interestholders.

If the Board, including a majority of the non-interested Directors, determines either that (1) the Portfolio has invested, at the end of a business day, less than 10% of its total assets in weekly liquid assets, or (2) the Portfolio’s calculated NAV per interest has deviated from $1.00 or such deviation is likely to occur; then the Board, subject to certain conditions, may, if it has determined to liquidate the Portfolio irrevocably, suspend redemptions and payments of redemption proceeds in order to facilitate the permanent liquidation of the Portfolio in an orderly manner. If this were to occur, it would likely result in a delay in the receipt of redemption proceeds.

Under normal and stressed market conditions, the Portfolio typically expects to meet redemption requests by using cash or cash equivalents in its portfolio or by selling portfolio assets to generate additional cash.

(d) Dividends and Distributions.

Not applicable.

(e) Frequent Purchase and Redemption of the Master LLC Interests.

The Master LLC does not offer its interests for sale to the general public, nor does it offer an exchange privilege. In addition, because of the nature of the Feeder Funds and their shareholders, the Portfolio should not be adversely affected by short-term trading in shares of a Feeder Fund. For this reason, the Board has not adopted specific policies for the Master LLC to prevent short-term trading. See “Account Information — Short-Term Trading Policy” in Part A of the Trust Registration Statement for more information.

(f) Tax Consequences.

The Portfolio has one Feeder Fund and is disregarded as an entity separate from its Feeder Fund for U.S. federal income tax purposes. If the Portfolio has more than one Feeder Fund (either (i) directly or (ii) indirectly through an entity that is disregarded for U.S. federal income tax purposes), then the Portfolio will be a partnership for U.S. federal income tax purposes.

Whether the Portfolio is a partnership or disregarded as a separate entity, it will generally not be subject to U.S. federal income tax. The Feeder Fund will take into account the Portfolio’s ordinary income, capital gains, losses, deductions and credits in determining its income tax liability and, if the Feeder Fund is intended to qualify as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), the Portfolio’s gross income and assets for purposes of the Feeder Fund’s gross income and asset diversification tests.

It is intended that the Portfolio’s assets, income and distributions will be managed in such a way that the Feeder Fund will be able to satisfy the requirements of Subchapter M of the Internal Revenue Code for qualification as a regulated investment company, assuming that the Feeder Fund invests all of its investable assets in the Portfolio and the Feeder Fund meets all other requirements for such qualification not within the control of the Portfolio.

Item 12.	Distribution Arrangements.

(a) Sales Loads.

Not applicable.

(b) 12b-1 Fees.

Not applicable.

(c) Multiple Class and Master/Feeder Funds.

The Master LLC is part of a master/feeder structure. Members of the general public may not purchase beneficial interests in the Master LLC. However, the Master LLC may sell beneficial interests to other affiliated and non-affiliated investment companies and/or institutional investors. Each Feeder Fund acquires an indirect interest in the securities owned by the Portfolio and will pay a proportionate share of the Portfolio’s expenses. A Feeder Fund is not required to sell its shares to the public at the same price as another Feeder Fund. Feeder Funds may have different sales commissions and operating expenses. These different sales commissions and operating expenses may result in differences in returns among the Feeder Funds.

The Directors of the Master LLC believe that the “master/feeder” fund structure may enable the Master LLC to reduce costs through economies of scale. A larger investment portfolio for the Portfolio may reduce certain transaction costs to the extent that contributions to and redemptions from the Portfolio’s portfolio by the various Feeder Funds may offset each other and produce a lower net cash flow.

A Feeder Fund’s investment in the Portfolio may, however, be adversely affected by the actions of other Feeder Funds. For example, if a large Feeder Fund reduces its investment in the Portfolio or withdraws from the Portfolio, the remaining Feeder Funds may bear higher pro rata operating expenses. However, this possibility also exists for traditionally structured funds with large investors. A Feeder Fund might also withdraw from the Portfolio if the Portfolio voted to change its investment objective, policies or limitations in a manner not acceptable to the Board of that Feeder Fund. The withdrawal of all of a Feeder Fund’s assets from the Portfolio may affect the investment performance of the Feeder Fund and the Portfolio.

The Master LLC normally will not hold meetings of investors except as required by the Investment Company Act. Each Feeder Fund will be entitled to vote in proportion to its interest in the Portfolio. When a Feeder Fund is requested to vote on matters pertaining to the Portfolio, the Feeder Fund will hold a meeting of its shareholders and will vote its interest in the Portfolio proportionately to the voting instructions received from the shareholders of the Feeder Fund. For more information about the “master/feeder” structure, please see Part A of the Trust Registration Statement under “Account Information — Master/Feeder Structure.”

PART B.

August 28, 2020

MASTER INSTITUTIONAL MONEY MARKET LLC

Item 14.	Cover Page and Table of Contents.

This Part B, which is not a prospectus, supplements and should be read in conjunction with the current Part A of Master Institutional Money Market LLC (the “Master LLC”), dated August 28, 2020, as it may be amended from time to time (the “Master LLC’s Part A”). To obtain a copy of this Registration Statement, please call the Master LLC at (800) 225-1576, or write to the Master LLC at 60 State Street, Boston, Massachusetts 02109. The Master LLC’s Part A is incorporated by reference into this Part B and this Part B is incorporated by reference into the Master LLC’s Part A.

As permitted by General Instruction D to Form N-1A, responses to certain Items required to be included in Part B of this Registration Statement are incorporated herein by reference to Post-Effective Amendment No. 66 of the Registration Statement on Form N-1A (Securities Act File No. 33-14190 and Investment Company Act File No. 811-05149) of Funds For Institutions Series (the “Trust”), as filed with the Securities and Exchange Commission (the “Commission”) on August 25, 2020, and as may be amended from time to time, that relates to and includes the prospectus and statement of additional information of BlackRock Treasury Strategies Institutional Fund (“Treasury Strategies Institutional Fund”) (the “Trust Registration Statement”). Part A of the Trust Registration Statement includes the prospectus of Treasury Strategies Institutional Fund. Part B of the Trust Registration Statement includes the statement of additional information of Treasury Strategies Institutional Fund.

The Master LLC currently consists of one series — Master Treasury Strategies Institutional Portfolio (the “Portfolio”).

The Master LLC is part of a “master/feeder” structure. The Trust consists of one series — Treasury Strategies Institutional Fund, which invests all of its assets in interests of the Portfolio. Treasury Strategies Institutional Fund and any other feeder fund that may invest in the Master LLC are referred to herein as “Feeder Funds.”

Currently, Treasury Strategies Institutional Fund is the only feeder fund that invests in the Portfolio and the Master LLC.

Item 15.	Master LLC History.

The Master LLC is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”) and is organized as a Delaware limited liability company. Between October 12, 2001 (the date of first organization) and June 15, 2007, the Master LLC was organized as a statutory business trust under the laws of the State of Delaware. Interests in the Master LLC are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Regulation D under the Securities Act of 1933, as amended (the “1933 Act”). Investments in the Master LLC may be made only by investment companies or certain other entities that are “accredited investors” within the meaning of Regulation D under the 1933 Act.

On January 4, 2016, Master Institutional Portfolio changed its name to “Master Government Institutional Portfolio.” On May 2, 2016, Master Government Institutional Portfolio changed its name to “Master Treasury Strategies Institutional Portfolio.”

Item 16.	Description of the Master LLC and Its Investments and Risks.

The following information supplements and should be read in conjunction with Item 9 of the Master LLC’s Part A.

Information relating to the fundamental investment restrictions and the non-fundamental investment policies and restrictions of the Portfolio, the types of securities purchased by the Portfolio, the investment techniques used by the Portfolio, and certain risks relating thereto, as well as other information relating to the Portfolio’s investment programs (including information on the Interfund Lending Program, under which the Portfolio has the ability to borrow for temporary purposes), is incorporated herein by reference to the section entitled “Investment Objective and Policies” in Part B of the Trust Registration Statement.

Information on the Master LLC’s policies and procedures with respect to the selective disclosure of the Portfolio’s portfolio holdings is incorporated herein by reference to the section entitled “Investment Advisory Arrangements — Disclosure of Portfolio Holdings” in Part B of the Trust Registration Statement.

Item 17.	Management of the Master LLC.

The following information supplements and should be read in conjunction with Item 10 of Part A.

The Master LLC incorporates by reference the information concerning the management of the Master LLC and the Portfolio from the following section of Part B of the Trust Registration Statement: “Management of the Trust.” The Board of Directors of the Master LLC (the “Board”) has responsibility for the overall management and operations of the Portfolio. The Board has the same chair and the same committee structure as the board of trustees of the Trust.

COMPENSATION OF TRUSTEES. The Master LLC incorporates by reference the information concerning the compensation of the Directors of the Master LLC from the following section of Part B of the Trust Registration Statement: “Management of the Trust — Compensation of Trustees.”

CODES OF ETHICS. The Trust, the Master LLC, the Manager and BlackRock Investments, LLC (“BRIL” or the “Placement Agent”) each has adopted a Code of Ethics under Rule 17j-1 of the Investment Company Act. The Codes of Ethics establish procedures for personal investing and restrict certain transactions. Employees subject to the Code of Ethics may invest in securities for their personal investment accounts, including securities that may be purchased or held by a Feeder Fund or the Portfolio.

PROXY VOTING POLICIES. Information relating to the Master LLC proxy voting policies is incorporated by reference to the section entitled “Proxy Voting Policies and Procedures” in Part B of the Trust Registration Statement.

Item 18.	Control Persons and Principal Holders of Securities.

As of August 20, 2020, Funds For Institutions Series owned 100% of the interests in the Master LLC.

Item 19.	Investment Advisory and Other Services.

The following information supplements and should be read in conjunction with Item 10 in the Master LLC’s Part A. Information relating to the investment management and other services provided to the Master LLC by the Manager is incorporated herein by reference to the section entitled “Investment Advisory Arrangements” in Part B of the Trust Registration Statement. The following list identifies the specific sections and sub-sections in Part B of the Trust Registration Statement under which the information required by Item  19 of Form N-1A may be found. Each listed section is incorporated herein by reference.

Form N-1A Item No.	Sections Incorporated by Reference from Part B of the Trust Registration Statement
Item 19(a)	Investment Advisory Arrangements

Item 19(c)	Investment Advisory Arrangements

Item 19(d)	Investment Advisory Arrangements

Item 19(e)	Not Applicable

Item 19(f)	Not Applicable

Item 19(g)	Not Applicable

Item 19(h)	General Information

Item 19(i)	Not Applicable

BlackRock Investments, LLC (previously defined as “BRIL” or the “Placement Agent”), 40 East 52nd Street, New York, New York 10022, an affiliate of the Manager, acts as placement agent for the Master LLC pursuant to a placement agent agreement (the “Placement Agent Agreement”). Under the Placement Agent Agreement, BRIL receives no compensation for acting as placement agent for the Master LLC.

Item 20.	Portfolio Managers.

Not applicable.

Item 21.	Brokerage Allocation and Other Practices.

Information relating to portfolio turnover and brokerage allocation for or on behalf of the Master LLC is incorporated herein by reference to the section entitled “Portfolio Transactions and Brokerage” in Part B of the Trust Registration Statement.

Item 22.	Capital Stock and Other Securities.

The following information supplements and should be read in conjunction with Item 10(b) and Item 11 in the Master LLC’s Part A. Under the limited liability company agreement, the Directors are authorized to issue interests in the Master LLC. Upon liquidation of the Portfolio, Feeder Funds would be entitled to share in the assets of the Portfolio that are available for distribution in proportion to their investment in the Portfolio.

Effective June 15, 2007, the Master LLC was organized as a Delaware limited liability company. Prior to June 15, 2007, the Master LLC was organized as a Delaware statutory business trust. Each Feeder Fund is entitled to a vote in proportion to its investment in the Portfolio. Each Feeder Fund will participate in the earnings, dividends and assets of the Portfolio in accordance with its pro rata interest in the Portfolio. The Master LLC will not issue share certificates.

Each investor is entitled to a vote, with respect to matters affecting the Master LLC, in proportion to the amount of its investment in the Master LLC. Investors in the Master LLC do not have cumulative voting rights, and investors holding more than 50% of the aggregate interests in the Master LLC may elect all of the Directors of the Master LLC if they choose to do so and in such event the other investors in the Master LLC would not be able to elect any Directors. The Master LLC is not required to hold annual meetings of investors but the Master LLC will hold special meetings of investors when in the judgment of the Master LLC’s Directors it is necessary or desirable to submit matters for an investor vote. The Directors may elect to terminate the Master LLC without a vote of the interest holders.

Item 23.	Purchase, Redemption and Pricing of Securities.

The following information supplements and should be read in conjunction with Item 11 and Item 12 in the Master LLC’s Part A.

(a) Purchase of Interests in the Master LLC.

The principal asset of Treasury Strategies Institutional Fund is its interest in the Portfolio, which will be valued at its net asset value (“NAV”). The NAV per interest for purposes of pricing orders for both the purchase and the redemption of Portfolio interests is determined daily on days that both the New York Stock Exchange (the “Exchange”) and the Federal Reserve banks are open for business, and the bond market is open for trading (“business day”). For calendar years 2020-2021, the only scheduled days on which the Exchange is open and the Federal Reserve banks are closed are October 12, 2020 (Columbus Day), November 11, 2020 (Veterans Day), October 11, 2021 (Columbus Day) and November 11, 2021 (Veterans Day). The only scheduled days on which the Federal Reserve banks are open and the Exchange is closed are April 10, 2020 (Good Friday) and April 2, 2021 (Good Friday). On any business day that the Exchange does not close early and/or the Securities Industry and Financial Markets Association (“SIFMA”) does not recommend that the securities markets close early, NAV is determined as of 5:00 p.m. (Eastern time). On any business day the Exchange closes early and/or SIFMA recommends an early close, the time for determination of NAV of the Portfolio will be 15 minutes following the time that the Portfolio determines, in its discretion, to cease accepting orders for purchases and redemptions of interests.1

The Portfolio reserves the right to advance the time for accepting purchase or redemption orders for same business day credit on any day when the Exchange, bond markets (as recommended by SIFMA) or the Federal Reserve banks close early1, trading on the Exchange is restricted, an emergency arises or as otherwise permitted by the Commission.

[1]

For calendar years 2020-2021, SIFMA currently recommends an early close for the bond markets on the following dates: April 9, May 22, July 2, November 27, December 24 and December 31, 2020 and April 2, May 28, July 2, November 26, December 23 and December 31, 2021. For calendar years 2020-2021, the Exchange will close early on November 27 and December 24, 2020 and November 26, 2021.

In addition, the Board may, for any business day, decide to change the time as of which the Portfolio’s NAV is calculated in response to new developments such as altered trading hours, or as otherwise permitted by the Commission.

In the event the Exchange does not open for business because of an emergency or other unanticipated event, the Portfolio may, but is not required to, open for purchase or redemption transactions if the Federal Reserve wire payment system is open. To learn whether the Portfolio is open for business during an emergency or an unanticipated Exchange closing, please call (800) 225-1576.

The NAV of the Portfolio is determined pursuant to the amortized cost method, meaning that the calculation of the Portfolio’s NAV is based on a valuation of the portfolio securities held by the Portfolio at cost, and thereafter assuming a constant amortization to maturity of any discount or premium, regardless of the impact of fluctuating interest rates on the market value of the security.

Interests in the Master LLC are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(a)(2) of the 1933 Act. Investments in the Master LLC may only be made by a limited number of institutional investors, including investment companies, common or commingled trust funds, group trusts, and certain other “accredited investors” within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the 1933 Act.

There is no minimum initial or subsequent investment in the Master LLC. However, because the Portfolio intends to be as fully invested at all times as is reasonably consistent with its investment objective and policies in order to enhance the return on its assets, investments by a Feeder Fund must be made in Federal funds (i.e., monies credited to the account of the Master LLC’s custodian bank by a Federal Reserve Bank).

The Master LLC may reject any investment from any Feeder Fund or reject any investment order and suspend and resume the sale of any interest of the Portfolio at any time for any reason.

A Feeder Fund may withdraw all or a portion of its investment in the Portfolio on any business day at the NAV next determined after a withdrawal request in proper form is furnished by the Feeder Fund to the Master LLC. Interests will normally be redeemed for cash upon receipt of a request in proper form, although the Master LLC retains the right to redeem some or all of its interests in-kind under unusual circumstances, in order to protect the interests of remaining interestholders or to accommodate a request by a particular interestholder that does not adversely affect the interest of the remaining interestholders, by delivery of securities and other assets selected from the Master LLC’s portfolio holdings at its discretion. In-kind payment means payment will be made in portfolio securities and other assets rather than cash. If this occurs, the redeeming interestholder might incur brokerage or other transaction costs to convert the securities and other assets to cash. In an in-kind redemption, a pro-rata portion of the Portfolio’s portfolio holdings will generally be distributed to the redeeming interestholder. The Master LLC has elected, however, to be governed by Rule 18f-1 under the Investment Company Act so that the Master LLC is obligated to redeem its interests solely in cash up to the lesser of $250,000 or 1% of its NAV during any 90-day period for any interestholder of the Master LLC. The redemption price is the net asset value per interest next determined after the initial receipt of proper notice of redemption.

The Master LLC will typically make payment for all interests redeemed on the day of receipt by the Master LLC of a redemption request in proper form, but in any event, within seven days, except as provided by the rules of the Commission. The right of a Feeder Fund to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds may be delayed during any period in which the Exchange is closed (other than weekends or holidays) or trading on the Exchange is restricted, or, to the extent otherwise permitted by the Investment Company Act, if an emergency exists. Investments in the Master LLC may not be transferred without the prior written consent of all Directors and all remaining interestholders.

(b) Fund Reorganizations.

Not applicable.

(c) Offering Price.

Not applicable.

Item 24.	Taxation of the Master LLC.

The Portfolio has one Feeder Fund and is disregarded as an entity separate from its Feeder Fund under the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”). If the Portfolio has more than one Feeder Fund (either (i) directly or (ii) indirectly through an entity that is disregarded for U.S. federal income tax purposes), then the Portfolio will be a partnership for U.S. federal income tax purposes.

Whether the Portfolio is a partnership or disregarded as a separate entity, it will generally not be subject to any U.S. federal income tax. The Feeder Fund will take into account the Portfolio’s ordinary income, capital gains, losses, deductions and credits in determining its income tax liability and, if the Feeder Fund is intended to qualify as a regulated investment company under Subchapter M of the Internal Revenue Code, the Feeder Fund will take into account the Portfolio’s income and assets for purposes of the Feeder Fund’s gross income and asset diversification tests.

It is intended that the Portfolio’s assets, income and distributions will be managed in such a way that the Feeder Fund will be able to satisfy the requirements of Subchapter M of the Internal Revenue Code for qualification as a regulated investment company, assuming that the Feeder Fund invests all of its investable assets in the Portfolio and the Feeder Fund meets all other requirements for such qualification not within the control of the Portfolio.

Certain transactions of the Portfolio are subject to special tax rules of the Internal Revenue Code that may, among other considerations, (a) affect the character of gains and losses realized, (b) disallow, suspend or otherwise limit the allowance of certain losses or deductions, and (c) accelerate the recognition of income without a corresponding receipt of cash (with which to make the necessary distributions to satisfy distribution requirements applicable to regulated investment companies). Operation of these rules could, therefore, affect the character, amount and timing of distributions to shareholders of the Feeder Fund.

Special tax rules also will require certain types of positions to be marked to market (i.e., treated as sold on the last day of the taxable year), which may result in the recognition of income without a corresponding receipt of cash.

If the Portfolio purchases shares of an investment company (or similar investment entity) organized under foreign law, the Feeder Fund, by virtue of owning the Portfolio’s interests, will generally be treated as owning shares in a passive foreign investment company (“PFIC”) for U.S. federal income tax purposes. The Feeder Fund may be subject to U.S. federal income tax (plus an interest charge) on certain distributions from such a PFIC and on gain from the disposition of the shares in such a PFIC (collectively referred to as “excess distributions”). The Feeder Fund, even if it is a regulated investment company, cannot eliminate this tax by making distributions to its shareholders.

However, an election can be made to mark to market the interest in the PFIC, and thus to take into account the economic gains (and to a limited extent losses) in such investment as though the Feeder Fund’s shares in the PFIC had been sold and repurchased on the last day of the Feeder Fund’s taxable year. Such gain and loss are treated as ordinary income and loss. Alternatively, to the extent requisite information is made available to the Feeder Fund, an election may be made to treat a PFIC as a “qualified electing fund” (“QEF”), in which case the Feeder Fund will be required to include in its gross income its share of the PFIC’s ordinary earnings and net capital gain annually, regardless of whether it receives any distributions from the PFIC. With the mark-to-market or QEF election, the Feeder Fund could avoid imposition of the interest charge with respect to excess distributions from PFICs, but in any particular year might be required to recognize income in excess of the distributions received from PFICs.

If the Portfolio is treated as a partnership for U.S. federal income tax purposes, then, in the event of an audit, the U.S. federal income tax treatment of income and deductions of the Portfolio generally will be determined at the Portfolio level in a single proceeding (rather than by individual Internal Revenue Service audits of each Feeder Fund), which the Portfolio’s partnership representative will control. Any adjustment that results in additional tax (including interest and penalties thereon) will be assessed and collected at the Portfolio level in the current taxable year, with each current Feeder Fund indirectly bearing such cost, unless the Portfolio elects to have the partnership adjustment taken into account by each Feeder Fund that was an investor in the Portfolio in the year to which the adjustment relates. If the election is made, each Feeder Fund will be required to take into account such adjustment and pay tax on such adjustment at the Feeder Fund level, unless, if the Feeder Fund is a regulated investment company, it timely distributes the adjustment amount in the form of a “deficiency dividend” (within the meaning of section 860(f) of the Internal Revenue Code), in which case the Feeder Fund will only have to pay the interest charge imposed on regulated investment companies making a deficiency dividend. The legal and accounting costs incurred in connection with any regular audit of the Portfolio’s tax returns will be borne by each Feeder Fund and, indirectly, by their shareholders.

Investors are advised to consult their own tax advisers on the tax consequences of an investment in the Feeder Fund and the Portfolio.

Item 25.	Underwriters.

BRIL, 40 East 52nd Street, New York, New York 10022, an affiliate of the Manager, acts as placement agent for the Master LLC pursuant to the Placement Agent Agreement. Under the Placement Agent Agreement, BRIL receives no compensation for acting as placement agent for the Master LLC.

Item 26.	Calculation of Performance Data.

Not applicable.

Item 27.	Financial Statements.

The audited financial statements of the Master LLC, including the report of the independent registered public accounting firm, are incorporated in this Part B by reference to the 2020 annual report of the Trust. You may request a copy of the Annual Report at no charge by calling (800) 225-1576 between 8:30 a.m. and 6:00 p.m. Eastern time on any business day.

Master Institutional Money Market LLC

PART C. OTHER INFORMATION

Item 28.	Exhibits.

Exhibit Number		Description
1(a)	—	Certificate of Trust is incorporated herein by reference to Exhibit 1(a) to Registrant’s Registration Statement on Form N-1A (File No. 811-10631) (the “Registration Statement”), filed on January 11, 2002.

(b)	—	Certificate of Amendment to Certificate of Trust is incorporated herein by reference to Exhibit 1(b) to Registrant’s Registration Statement, filed on January 11, 2002.

(c)	—	Amended and Restated Declaration of Trust is incorporated herein by reference to Exhibit 1(c) to Registrant’s Registration Statement, filed on January 11, 2002.

(d)	—	Certificate of Conversion Converting Master Institutional Money Market Trust to Master Institutional Money Market LLC, dated June 15, 2007, is incorporated herein by reference to Exhibit 1(d) to Amendment No. 7 to Registrant’s Registration Statement, filed on August 28, 2007.

(e)	—	Certificate of Formation of the Registrant is incorporated herein by reference to Exhibit 1(e) to Amendment No. 7 to Registrant’s Registration Statement, filed on August 28, 2007.

(f)	—	Limited Liability Company Agreement of the Registrant, dated June 15, 2007, is incorporated herein by reference to Exhibit 1(f) to Amendment No. 7 to Registrant’s Registration Statement, filed on August 28, 2007.

(g)	—	Certificate of Amendment of Designation of Class is incorporated herein by reference to Exhibit 1(g) to Amendment No. 16 to Registrant’s Registration Statement, filed on January 4, 2016.

(h)	—	Certificate of Amendment of Designation of Class is incorporated herein by reference to Exhibit 1(h) to Amendment No. 18 to Registrant’s Registration Statement, filed on May 3, 2016.

2	—	Amended and Restated By-Laws of the Registrant, effective as of November 29, 2018, are incorporated herein by reference to Exhibit 2 to Amendment No. 25 to the Registration Statement on Form N-1A of Master Large Cap Series LLC (File No. 811-09739), filed on October 28, 2019.

3	—	Portions of the Amended and Restated Limited Liability Company Agreement and By-Laws of the Registrant. Reference is made to the Registrant’s Certificate of Conversion and Certificate of Formation, incorporated herein by reference to Exhibits 1(d) and 1(e), respectively, to Registrant’s Registration Statement; to Article I (Sections 1.1 and 1.2), Article II (Sections 2.2, 2.4 and 2.7), Article III (Sections 3.2, 3.4, 3.8, 3.9, 3.10, 3.11 and 3.12), Article V (Sections 5.1, 5.2, 5.3, 5.4, 5.5, 5.6, 5.7, 5.8 and 5.9), Article VI (Section 6.1), Article VII (Sections 7.1 and 7.2), Article VIII (Sections 8.1, 8.3, 8.6 and 8.8), Article IX (Sections 9.1, 9.2, 9.3, 9.4, 9.5, 9.6 and 9.7), Article X (Sections 10.2, 10.3, 10.4 and 10.5) and Article XI (Sections 11.3 and 11.5) of the Registrant’s LLC Agreement, incorporated herein by reference to Exhibit 1(f) to Registrant’s Registration Statement; and Article I, Article II (Sections 2-4), Article IV (Section 1), Article V and Article VI of the Registrant’s Amended and Restated By-Laws, incorporated herein by reference to Exhibit 2 to Registrant’s Registration Statement.

4	—	Form of Amended and Restated Investment Management Agreement between the Registrant and BlackRock Advisors, LLC (the “Manager”) is incorporated herein by reference to Exhibit 4 to Amendment No. 20 to Registrant’s Registration Statement, filed on August 28, 2017.

5	—	Omitted pursuant to Paragraph 2(b) of Instruction B of the General Instructions to Form N-1A.

6	—	None.

7	—	Master Custodian Agreement between the Registrant and State Street Bank and Trust Company, dated December 31, 2018, is incorporated herein by reference to Exhibit 7(g) to Post-Effective Amendment No. 943 to the Registration Statement on Form N-1A of BlackRock FundsSM (File No. 33-26305), filed on February 28, 2019.

8(a)	—	Subscription Agreement for the acquisition of an interest in the Registrant is incorporated herein by reference to Exhibit 8(c) to Registrant’s Registration Statement, filed on January 11, 2002.

(b)	—	Form of Sixth Amended and Restated Securities Lending Agency Agreement between the Registrant and BlackRock Investment Management, LLC is incorporated herein by reference to Exhibit 13(d) to the Registration Statement on Form N-14 of BlackRock Multi-State Municipal Series Trust (File No. 333-235834), filed on January 7, 2020.

(c)	—	Form of Placement Agent Agreement between the Registrant and BlackRock Investments, LLC (f/k/a BlackRock Investments, Inc.) (“BRIL”) is incorporated herein by reference to Exhibit 8(c) to Amendment No. 9 to Registrant’s Registration Statement, filed on August 28, 2009.

(d)	—	Administration and Fund Accounting Services Agreement, dated December 31, 2018, between the Registrant and State Street Bank and Trust Company is incorporated herein by reference to Exhibit 8(k) to Post-Effective Amendment No. 43 to the Registration Statement on Form N-1A of Managed Account Series (File No. 333-124463), filed on February 28, 2019.

9	—	Opinion and Consent of Counsel is incorporated herein by reference to Exhibit 9 to Amendment No. 3 to Registrant’s Registration Statement, filed on August 26, 2004.

10	—	None.

11	—	None.

12	—	Certificate of Merrill Lynch Funds For Institutions Series is incorporated herein by reference to Exhibit 12(a) to Registrant’s Registration Statement, filed on January 11, 2002.

13	—	None.

14	—	None.

15	—	Code of Ethics of the Registrant, BRIL and the Manager is incorporated herein by reference to Exhibit 16(a) to Post-Effective Amendment No. 956 to the Registration Statement on Form N-1A of BlackRock FundsSM (File No. 33-26305), filed on May 29, 2019.

Item 29.	Persons Controlled by or Under Common Control with The Master LLC.

As of August 20, 2020, Funds for Institutions Series owned 100% of the interests in the Master LLC. BlackRock Financial Management, Inc. (“BFM”), a Delaware corporation and an indirect, wholly-owned subsidiary of BlackRock Inc., a Delaware corporation, holds 67.72% of the outstanding shares of Funds for Institutions Series as of August 20, 2020. On August 17, 2020, BFM purchased shares of BlackRock Treasury Strategies Institutional Fund (“Treasury Strategies Institutional Fund”), a series of Funds for Institutions Series, using its own assets to facilitate the ability to obtain a quorum for voting on a proposal to liquidate and terminate Treasury Strategies Institutional Fund and to terminate Funds for Institutions Series. Should shareholders of Treasury Strategies Institutional Fund vote to approve the liquidation and termination of Treasury Strategies Institutional Fund, the Board of Directors of the Registrant has approved the termination of Master Treasury Strategies Institutional Portfolio and the Registrant following the liquidation date of Treasury Strategies Institutional Fund. BFM is included in the consolidated financial statements of BlackRock, Inc.

Item 30.	Indemnification.

Reference is made to Sections 17(h) and (i) of the Investment Company Act of 1940, as amended (the “Investment Company Act”) and pursuant to Sections 8.2, 8.3 and 8.4, of Article VIII of the Registrant’s Limited Liability Agreement (the “LLC Agreement”) (Exhibit 1(f) to this Registration Statement), Directors, officers, employees and agents of the Master LLC will be indemnified to the maximum extent permitted by Delaware law and the Investment Company Act.

Article VIII, Section 8.1 provides, inter alia, that no Director, officer, employee or agent of the Registrant shall be liable to the Registrant, its Holders, or to any other Director, officer, employee or agent thereof for any action or failure to act (including, without limitation, the failure to compel in any way any former or acting Director to redress any breach of trust) except for his own bad faith, willful misfeasance, gross negligence or reckless disregard of his duties.

Article VIII, Section 8.2 of the Registrant’s LLC Agreement provides:

The Company shall indemnify each of its Directors, officers, employees, and agents (including persons who serve at its request as directors, officers or trustees of another organization in which it has any interest, as a shareholder, creditor or otherwise) against all liabilities and expenses (including amounts paid in satisfaction of judgments, in compromise, as fines and penalties, and as counsel fees) reasonably incurred by him in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which he may be involved or with which he may be threatened, while in office or thereafter, by reason of his being or having been such a Director, officer, employee or agent, except with respect to any matter as to which he shall have been adjudicated to have acted in bad faith, willful misfeasance, gross negligence or reckless disregard of his duties; provided, however, that as to any matter disposed of by a compromise payment by such Person, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless there has been a determination that such Person did not engage in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office by the court or other body approving the settlement or other disposition or, in the absence of a judicial determination, by a reasonable determination, based upon a review of readily available facts (as opposed to a full trial-type inquiry), that he did not engage in such conduct, which determination shall be made by a majority of a quorum of Directors who are neither Interested Persons of the Company nor parties to the action, suit or proceeding, or by written opinion from independent legal counsel approved by the Directors. The rights accruing to any Person under these provisions shall not exclude any other right to which he may be lawfully entitled; provided that no Person may satisfy any right of indemnity or reimbursement granted herein or to which he may be otherwise entitled except out of the Company Property. The Directors may make advance payments in connection with indemnification under this Section 8.2; provided that any advance payment of expenses by the Company to any Director, officer, employee or agent shall be made only upon the undertaking by such Director, officer, employee or agent to repay the advance unless it is ultimately determined that he is entitled to indemnification as above provided, and only if one of the following conditions is met:

(a) the Director, officer, employee or agent to be indemnified provides a security for his undertaking; or

(b) the Company shall be insured against losses arising by reason of any lawful advances; or

(c) there is a determination, based on a review of readily available facts, that there is reason to believe that the Director, officer, employee or agent to be indemnified ultimately will be entitled to indemnification, which determination shall be made by:

(i) a majority of a quorum of Directors who are neither Interested Persons of the Company nor parties to the Proceedings; or

(ii) an independent legal counsel in a written opinion.

Article VIII, Section 8.3 of the Registrant’s LLC Agreement further provides:

Nothing contained in Sections 8.1 or 8.2 hereof shall protect any Director or officer of the Company from any liability to the Company or its Holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. Nothing contained in Sections 8.1 or 8.2 hereof or in any agreement of the character described in Section 4.1 or 4.2 hereof shall protect any Investment Adviser to the Company against any liability to the Company to which he would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of his or its duties to the Company, or by reason of his or its reckless disregard to his or its obligations and duties under the agreement pursuant to which he serves as Investment Adviser to the Company.

Article VIII, Section 8.6 of the Registrant’s LLC Agreement further provides:

The Directors may maintain insurance for the protection of the Company Property, its Holders, Directors, officers, employees and agents in such amount as the Directors shall deem adequate to cover possible tort liability, and such other insurance as the Directors in their sole judgment shall deem advisable.

The Registrant hereby undertakes that it will apply the indemnification provisions of its LLC Agreement and By-Laws in a manner consistent with Release No. 11330 of the Securities and Exchange Commission under the Investment Company Act so long as the interpretation of Sections 17(h) and 17(i) of such Act remain in effect and are consistently applied.

Item 31.	Business and Other Connections of the Investment Adviser.

See Item 10 in Part A and Item 19 in Part B of the Registrant’s Registration Statement regarding the business of the Manager. Information relating to the business, profession, vocation or employment of a substantial nature engaged in by the Manager or any of its officers and directors during the past two years is incorporated herein by reference from Item 31 in Part C of the Funds For Institutions Series Registration Statement on Form N-1A.

Item 32.	Principal Underwriters.

(a) BlackRock Investments, LLC (“BRIL”) acts as the principal underwriter or placement agent, as applicable, for each of the following open-end registered investment companies, including the Registrant:

BlackRock Advantage Global Fund, Inc.

BlackRock Advantage U.S. Total Market Fund, Inc.

BlackRock Allocation Target Shares

BlackRock Asian Dragon Fund, Inc.

BlackRock Balanced Capital Fund, Inc.

BlackRock Basic Value Fund, Inc.

BlackRock Bond Fund, Inc.

BlackRock California Municipal Series Trust

BlackRock Capital Appreciation Fund, Inc.

BlackRock Emerging Markets Fund, Inc.

BlackRock Equity Dividend Fund

BlackRock ETF Trust

BlackRock EuroFund

BlackRock Financial Institutions Series Trust

BlackRock FundsSM

BlackRock Funds II

BlackRock Funds III

BlackRock Funds IV

BlackRock Funds V

BlackRock Funds VI

BlackRock Global Allocation Fund, Inc.

BlackRock Index Funds, Inc.

BlackRock Large Cap Focus Growth Fund, Inc.

BlackRock Large Cap Series Funds, Inc.

BlackRock Latin America Fund, Inc.

BlackRock Liquidity Funds

BlackRock Long-Horizon Equity Fund

BlackRock Mid Cap Dividend Series, Inc.

BlackRock Multi-State Municipal Series Trust

BlackRock Municipal Bond Fund, Inc.

BlackRock Municipal Series Trust

BlackRock Natural Resources Trust

BlackRock Series Fund, Inc.

BlackRock Series Fund II, Inc.

BlackRock Series, Inc.

BlackRock Strategic Global Bond Fund, Inc.

BlackRock Variable Series Funds, Inc.

BlackRock Variable Series Funds II, Inc.

Funds For Institutions Series

iShares, Inc.

iShares Trust

iShares U.S. ETF Trust

Managed Account Series

Managed Account Series II

Master Advantage U.S. Total Market LLC

Master Bond LLC

Master Focus Growth LLC

Master Institutional Money Market LLC

Master Investment Portfolio

Master Investment Portfolio II

Master Large Cap Series LLC

Quantitative Master Series LLC

Ready Assets Government Liquidity Fund

BRIL also acts as the distributor or placement agent for the following closed-end registered investment companies:

BlackRock Credit Strategies Fund

BlackRock Health Sciences Trust

BlackRock MuniAssets Fund, Inc.

BlackRock Science and Technology Trust

BlackRock Utilities, Infrastructure & Power Opportunities Trust

BRIL provides numerous financial services to BlackRock-advised funds and is the distributor of BlackRock’s open-end funds. These services include coordinating and executing Authorized Participation Agreements, preparing, reviewing and providing advice with respect to all sales literature and responding to Financial Industry Regulatory Authority comments on marketing materials.

(b) Set forth below is information concerning each director and officer of BRIL. The principal business address of each such person is 40 East 52nd Street, New York, New York 10022.

Name	Position(s) and Office(s) with BRIL	Position(s) and Office(s) with Registrant
Abigail Reynolds	Chairman and Member, Board of Managers, and Chief Executive Officer	None
Christopher Meade	Chief Legal Officer, General Counsel and Senior Managing Director	None
Lauren Bradley	Chief Financial Officer and Vice President	None
Gregory Rosta	Chief Compliance Officer and Director	None
Jon Maro	Chief Operating Officer and Director	None
Andrew Dickson	Secretary and Managing Director	None
Terri Slane	Assistant Secretary and Director	None
Anne Ackerley	Member, Board of Managers, and Managing Director	None
Michael Bishopp	Managing Director	None
Thomas Callahan	Member, Board of Managers, and Managing Director	Vice President
Samara Cohen	Managing Director	None
Jonathan Diorio	Managing Director	None
Lisa Hill	Managing Director	None
Brendan Kyne	Managing Director	None
Paul Lohrey	Managing Director	None
Martin Small	Member, Board of Managers, and Managing Director	None
Jonathan Steel	Managing Director	None
Ariana Brown	Director	None
Chris Nugent	Director	None
Lourdes Sanchez	Vice President	None
Lisa Belle	Anti-Money Laundering Officer	Anti-Money Laundering Compliance Officer
Zach Buchwald	Member, Board of Managers	None
Gerald Pucci	Member, Board of Managers	None
Philip Vasan	Member, Board of Managers	None

(c) Not applicable.

Item 33.	Location of Accounts and Records.

All accounts, books and other documents required to be maintained by Section 31(a) of the Investment Company Act and the rules thereunder are maintained at the offices of:

(a) Registrant, 60 State Street, 20th Floor, Boston, Massachusetts 02109.

(b) BlackRock Investments, LLC, 40 East 52nd Street, New York, New York 10022 (records relating to its functions as distributor and placement agent).

(c) BlackRock Advisors, LLC, 100 Bellevue Parkway, Wilmington, Delaware 19809 (records relating to its functions as investment adviser).

(d) State Street Bank and Trust Company, One Lincoln Street, Boston, Massachusetts 02111 (records relating to its functions as custodian and dividend disbursing agent).

Item 34.	Management Services.

Other than as set forth or incorporated by reference in Item 10 of Part A and Item 17 and Item 19 of Part B, the Registrant is not a party to any management-related service contract.

Item 35.	Undertakings.

Not applicable.

SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, the Registrant certifies that it has duly caused this Amendment to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York and the State of New York, on August 28, 2020.

MASTER INSTITUTIONAL MONEY MARKET LLC (REGISTRANT) ON BEHALF OF MASTER TREASURY STRATEGIES INSTITUTIONAL PORTFOLIO

By:	/s/ JOHN M. PERLOWSKI
(John M. Perlowski, President and Chief Executive Officer)